Exhibit 4.21


                       FIRST AMENDMENT TO FOURTH AMENDED
                         AND RESTATED CREDIT AGREEMENT



     THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 8, 2002 (this "Amendment"), is among SUN INTERNATIONAL HOTELS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIHL"), SUN INTERNATIONAL NORTH AMERICA, INC., a corporation organized under the laws of the State of Delaware ("SINA"), SUN INTERNATIONAL BAHAMAS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIBL"; SIHL, SINA and SIBL are each individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), the financial institutions as are or may become parties hereto (collectively referred to as the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates ("CIBC"), as the administrative agent (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Borrowers, Lenders and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement, dated as of November 9, 2001, as amended by that certain letter amendment dated December 14, 2001 (as amended, supplemented, amended and restated or otherwise modified through the date hereof, the "Existing Credit Agreement");

     WHEREAS, the Borrowers have requested that the Required Lenders amend the Existing Credit Agreement as set forth below; and

     WHEREAS, the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects (the Existing Credit Agreement, as so amended or otherwise modified by this Amendment, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows.

                                    PART I

                                  DEFINITIONS

     SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Amendment" is defined in the preamble.

     "Borrowers" is defined in the preamble.

     "Credit Agreement" is defined in the third recital.

     "Existing Credit Agreement" is defined in the first recital.

     "First Amendment Effective Date" is defined in Subpart 3.1.

     "Lenders" is defined in the first recital.

     SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                   PART II

                                  AMENDMENTS

     Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part; except as so amended or otherwise modified by this Amendment, the Existing Credit Agreement and the Loan Documents shall continue in full force and effect in accordance with their terms.

     SUBPART 2.1. Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by adding thereto the following new terms in proper alphabetical order:

          "9% Senior Subordinated Notes" means the 9% Senior Subordinated Notes due 2007 executed and delivered by SIHL and SINA evidencing the Subordinated Debt issued pursuant to the 9% Senior Subordinated Notes Indenture.

     SUBPART 2.1.1. Amendment to Section 7.2.6(b). Section 7.2.6(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

          (b) (i) make any payment or prepayment of principal of, or interest on, any Subordinated Notes (A) on any day other than, in the case of interest only, the stated scheduled date for such payment of interest set forth in the applicable Subordinated Notes or in the applicable Subordinated Note Indenture, or (B) which would violate the terms of this Agreement or the Subordination Provisions of such Subordinated Note Indenture; or (ii) redeem, purchase or defease any Subordinated Notes; provided, that notwithstanding the foregoing, SIHL shall be permitted to prepay, purchase, redeem or defease Subordinated Notes if (x) as of the last day of the most recent Fiscal Quarter end, the Total Leverage Ratio was less than 4.5:1, (y) both before and after giving effect thereto, no Default has occurred and is continuing or would result therefrom and (z) the principal amount so paid, prepaid, purchased, redeemed or defeased, when aggregated with the amount of Restricted Payments paid under clause
     (a) does not exceed the Restricted Payment Amount; provided, further that notwithstanding the foregoing, SIHL shall be permitted to prepay, purchase, redeem or defease any or all of its 9% Senior Subordinated

     Notes so long as (aa) no Default has occurred and is continuing or would result therefrom and (bb) no less than 90% of the source of the funds used to complete such transaction is unsecured Subordinated Debt of SIHL or its wholly-owned Subsidiaries issued pursuant to Section 7.2.2(i); and

                                   PART III

                          CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. Effectiveness. This Amendment and the amendments contained herein shall become effective on the date (the "First Amendment Effective Date") when each of the conditions set forth in this Part shall have been fulfilled to the satisfaction of the Administrative Agent.

     SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each Borrower and the Required Lenders.

     SUBPART 3.1.2. Affirmation and Consent. The Administrative Agent shall have received, with counterparts for each Lender, an Affirmation and Consent to this Amendment substantially in the form attached hereto as Exhibit A, duly executed and delivered by each of the Obligors other than the Borrowers.

     SUBPART 3.1.3. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

     SUBPART 3.1.4. Required Lenders. The Agent shall have received an executed consent to this Amendment in the form of Exhibit B from the Required Lenders.


                                   PART IV

                  MISCELLANEOUS; REPRESENTATIONS AND COVENANT

     SUBPART 4.1. Continuing Effectiveness, etc. As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the First Amendment Effective Date, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" shall refer to the Existing Credit Agreement, after giving effect to this Amendment.

     SUBPART 4.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     SUBPART 4.3. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SUBPART 4.4. Successors and Assigns. This Amendment shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns, and shall inure to their successors and assigns.

     SUBPART 4.5. Representations and Warranties. In order to induce the Required Lenders to execute and deliver this Amendment, the Borrowers represent and warrant to the Agents, the Lenders and the Issuers that, after giving effect to the terms of this Amendment, the following statements are true and correct: (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement and in the other Loan Documents are true and correct on the First Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and
(b) no Default has occurred and be continuing, and neither SIHL nor any Subsidiary is in material violation of any law or governmental regulation or court order or decree.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

                                        SUN INTERNATIONAL BAHAMAS LIMITED


                                        By:/s/ Charles D. Adamo
                                           ------------------------------
                                        Title: Executive Vice President


                                        Address:       Executive Offices
                                                       Coral Towers
                                                       Paradise Island,
                                                       The Bahamas

                                        Facsimile No.: (242) 363-3703

                                        Attention:     John R. Allison and
                                                       Charles D. Adamo


                                        SUN INTERNATIONAL HOTELS LIMITED


                                        By:/s/ Charles D. Adamo
                                           ----------------------------
                                        Title: Executive Vice President


                                        Address:        Executive Offices
                                                        Coral Towers
                                                        Paradise Island,
                                                        The Bahamas

                                        Facsimile No.:  (242) 363-3703

                                        Attention:      John R. Allison and
                                                        Charles D. Adamo

                                        SUN INTERNATIONAL NORTH AMERICA, INC.


                                        By: /s/ Charles D. Adamo
                                            ----------------------
                                        Title: Executive Vice President


                                        Address:        Executive Offices
                                                        Coral Towers
                                                        Paradise Island,
                                                        The Bahamas

                                        Facsimile No.:  (242) 363-3703

                                        Attention:      John R. Allison and
                                                        Charles D. Adamo

                                     CANADIAN IMPERIAL BANK OF
                                     COMMERCE, as Administrative Agent


                                     By:/s/ Paul J. Chakmak
                                        --------------------
                                     Title:  Managing Director,
                                             CIBC World Markets Corp., AS AGENT


                                     Address:      10880 Wilshire Boulevard
                                                   Suite 1700
                                                   Los Angeles, California 90024

                                     Facsimile No.:(310) 446-3610

                                     Attention:    Leonardo R. Fernandez, Jr.

                                 EXHIBIT A to First Amendment to
                                 Fourth Amended and Restated Credit Agreement



                                  May 8, 2002




To the Parties Listed on the
Signature Pages Hereof
c/o Sun International Bahamas Limited
Executive Offices
Coral Towers
Paradise Island,
The Bahamas

Attention:  Chief Financial Officer

         Re: Sun International Bahamas Limited, Sun International North America, Inc. and Sun International Bahamas Limited

Gentlemen:


     Please refer to (1) the Fourth Amended and Restated Credit Agreement, dated as of November 9, 2001, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of May 8, 2002 (as so amended, the "Credit Agreement"), by and among SUN INTERNATIONAL HOTELS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIHL"), SUN INTERNATIONAL NORTH AMERICA, INC., a corporation organized under the laws of the State of Delaware ("SINA"), SUN INTERNATIONAL BAHAMAS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIBL"; SIHL, SINA and SIBL are each individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), the financial institutions as are or may become parties hereto (collectively referred to as the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates ("CIBC"), as the administrative agent (in such capacity, the "Administrative Agent") and (2) the Amended and Restated Subsidiary Guaranty, dated as of November 9, 2001 (the "Guaranty"), made by each Guarantor (as such term is defined in the Credit Agreement) a signatory hereto in favor of the Agent for the Beneficiaries. Pursuant to an amendment dated of even date herewith, certain terms of the Credit Agreement were amended. We hereby request that you (i) acknowledge and reaffirm all of your obligations and undertakings under the Guaranty and (ii) acknowledge and agree that the Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

     Please indicate your agreement to the foregoing by signing in the space provided below, and returning the executed copy to the undersigned.

                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE, as Administrative Agent

                                   By:/s/ Paul J. Chakmak
                                      ---------------------
                                   Title: Managing Director,
                                          CIBC World Markets Corp.,
                                          AS AGENT


                                   Address:       10880 Wilshire Boulevard
                                                  Suite 1700
                                                  Los Angeles, California 90024

                                   Facsimile No.: (310) 446-3610

                                   Attention:     Leonardo R. Fernandez, Jr.

Acknowledged and Agreed:


BIRBO NV
SUN HOTELS INTERNATIONAL MANAGEMENT NV
SUN INTERNATIONAL FINANCE LIMITED
SUN HOTELS INTERNATIONAL (BERMUDA), LIMITED
ABERDEEN MANAGEMENT LIMITED
SUN INTERNATIONAL MANAGEMENT LIMITED
PARADISE ISLAND LIMITED
SUN INTERNATIONAL TIMESHARE LIMITED
PARADISE SECURITY SERVICES LIMITED
PURPOSEFUL BV
SUN INTERNATIONAL MARKETING (UK) LTD.
SUN COVE, LTD.
SUN INTERNATIONAL DEVELOPMENT (TIMESHARE) LIMITED
ISLAND HOTEL COMPANY LIMITED
BAHAMAS E-TRADING LIMITED
SUN INTERNATIONAL NETWORK DATA LIMITED
SUNONLINE (IOM) LIMITED
SUN INTERNATIONAL NETWORK SERVICES LIMITED
SUN COVE CALIFORNIA, INC.
SUN INTERNATIONAL NEVADA, INC.
PARADISE BEACH INN LIMITED
PARADISE ENTERPRISES LIMITED
PARADISE ACQUISITIONS LIMITED
SUN INTERNATIONAL DEVELOPMENT LIMITED
PARADISE ISLAND FUTURES LIMITED
SUN INTERNATIONAL RESORTS, INC.
PIV, INC.
ISS, INC.
SUN INTERNATIONAL MARKETING, INC.
SUN INTERNATIONAL NEW YORK, INC.
SUN INTERNATIONAL DEVELOPMENT GROUP, INC.
SUN VACANCES SA
SUN COVE NEW YORK, INC.


By:  /s/ Charles D. Adamo
     -------------------------
Name: Charles D. Adamo
Title: Authorized Signator

                                      EXHIBIT B to First Amendment to Fourth
                                      Amended and Restated Credit Agreement


                               CONSENT OF LENDER
                               -----------------

     Reference is hereby made to the First Amendment to Fourth Amended and Restated Credit Agreement dated as of May 8, 2002 among SUN INTERNATIONAL HOTELS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIHL"), SUN INTERNATIONAL NORTH AMERICA, INC., a corporation organized under the laws of the State of Delaware ("SINA"), SUN INTERNATIONAL BAHAMAS LIMITED, a corporation organized under the laws of The Commonwealth of the Bahamas ("SIBL"; SIHL, SINA and SIBL are each individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), the financial institutions as are or may become parties hereto (collectively referred to as the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates ("CIBC"), as the administrative agent (in such capacity, the "Administrative Agent").


     The undersigned Lender hereby consents to the execution and delivery of the First Amendment to the Fourth Amended and Restated Credit Agreement by the Administrative Agent on its behalf, substantially in the form of the most recent draft thereof presented to the undersigned Lender.


Dated:  May  8, 2002





                                     By: /s/ [OTHER LENDERS]
                                        -------------------------------
                                     [Name of Institution]



                                     By:
                                           -----------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                           -----------------------------